                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (the "AGREEMENT"), made as of the 28th day of June, 2005 by and between CHAMBERS DELAWARE ACQUISITION COMPANY, a Delaware corporation, with its principal place of business located at 5759 Fleet Street, Suite 220, Carlsbad, California 92008 (the "COMPANY") and DAVID MATHESON, residing at 247 Cowan Street, Sylva, North Carolina 28779 (the "EMPLOYEE").

                                    RECITALS

      A. The Company is a wholly-owned subsidiary of Phoenix Footwear Group, Inc. ("PHOENIX FOOTWEAR" and together with the Company, the "BUYER").

      B. Pursuant to the Asset Purchase Agreement by and among the Company, Chambers Belt Company ("CHAMBERS BELT"), the Employee and the other stockholders of Chambers Belt dated April 18, 2005 (as amended, supplemented or modified from time to time, the "ASSET PURCHASE AGREEMENT"), Chambers Belt agreed to sell to the Company and the Company agreed to purchase from Chambers Belt certain properties, goodwill and tangible and intangible business assets and assume certain liabilities of Chambers Belt necessary for the business of designing, manufacturing, sourcing, importing, warehousing, marketing, distributing, and selling of men's, women's, boy's and girl's western dress and casual belts and related leather accessories and products (collectively, the "BUSINESS").

      C. Concurrently with the execution hereof, pursuant to the terms of the Asset Purchase Agreement, the Employee and the Company executed and delivered to one another a Non-Competition and Confidentiality Agreement (as amended, supplemented or modified from time to time, the "NON-COMPETITION AGREEMENT").

      D. As an inducement for, and to fulfill a material condition to, the Company's consummation of the transactions contemplated in the Asset Purchase Agreement, Employee is executing this Agreement pursuant to which Employee shall become an employee of the Company on the terms and conditions herein.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and such other consideration the receipt and sufficiency is hereby acknowledged the parties agree as follows:

                                   ARTICLE 1
                                   EMPLOYMENT

      1.1 EMPLOYMENT. The Company hereby retains the Employee and the Employee hereby agrees to be retained for employment on the terms and conditions herein.

      1.2 EMPLOYMENT TERM. The employment term of this Agreement (the "EMPLOYMENT TERM") shall be from the date hereof and continue until December 31, 2006 (the "EXPIRATION DATE"), unless earlier terminated pursuant to Section 3.1 or extended by mutual written agreement by the parties hereto.

      1.3 DUTIES. During the Employment Term, Employee shall serve as the Executive Vice President Marketing and Sales of the Company and shall exercise such powers and authority as are inherent in such office and perform such duties as may be directed by Richard E. White, the Chief Executive Officer of the Company, the Board of Directors of the Company (the "BOARD") and the Chief Executive Officer of Phoenix Footwear. During the Employment Term, Employee shall devote substantially all of his working time, efforts and attention to the business and affairs of the Company. The Employee shall make such reports, written or verbal, to Richard E. White, the Chief Executive Officer of the Company, the Board or the officers or Board of Directors of Phoenix Footwear (the "PHOENIX FOOTWEAR BOARD") as any of them may request from time to time regarding the Company's business, operations and other activities undertaken by Employee on behalf of the Company. During the Employment Term, Employee shall provide the executive officers of the Company and Phoenix Footwear with: (a) advice regarding the operations of the Business; (b) introductions and assistance with relationships (including customers, third party manufacturers, purchasing agents and suppliers), products and markets; and (c) assistance in implementing the transition following the Company's purchase of the Business. Notwithstanding the foregoing, Employee's duties shall be limited to those involving the Business and Employee shall not be required to provide services to the Company other than with respect to the Business or to Phoenix Footwear.

      1.4 PERFORMANCE OF SERVICES. Employee shall at all times perform his duties and discharge his responsibilities hereunder in a faithful manner, to the best of his ability and in the best interests of the Company. Employee shall observe and comply with such rules, regulations and policies as may be reasonably determined from time to time by the Board whether oral or in writing.

      1.5 REPRESENTATIONS AND WARRANTIES.

            (a) Employee represents and warrants to the Company that his execution and delivery of this Agreement and the performance and observation of his duties and obligations hereunder will not result in or constitute a breach of or conflict with any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any other employment agreement, to which Employee is or has been a party.

            (b) Employee shall indemnify, defend, and hold harmless the Company and Phoenix Footwear for, from, and against any and all losses, claims, suits, damages, expenses, or liabilities, including reasonable court costs and counsel fees, which they have incurred or to which they may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of Employee in Section 1.5(a) hereof to be true and correct when made.

                                   ARTICLE 2
                                  COMPENSATION

      2.1 SALARY. In consideration for the performance of his services under this Agreement as an employee of the Company, during the Employment Term the Employee shall receive a salary, payable in accordance with the regular payroll practices of the Company, at the annual rate of One Hundred Seventy-Six Thousand Dollars ($176,000) (the "SALARY"). In addition to the Salary, Employee shall be eligible to receive an annual performance bonus based on criteria established by the Phoenix Footwear Board or a committee thereof. All Salary payments and other compensation for services as an employee pursuant to this Agreement shall be subject to the customary withholding of taxes as required by law.

      2.2 REIMBURSEMENT OF EXPENSES. During the Employment Term, the Employee shall be entitled to compensation for expenses reasonably incurred in the performance of his duties for the Company, provided appropriate documentation is provided to the Company and the expenses are in accordance with the Company's policies for reimbursement of expenses.

      2.3 BENEFITS. During the Employment Term, Employee will be eligible to participate in any group life, medical, health, dental, disability and/or other benefit plans of the Company on the same terms generally made available to all employees of the Company and all executive level employees of Phoenix Footwear who hold similar positions with Phoenix Footwear or any of its subsidiaries as does Employee with Company, subject to the eligibility requirements and the other terms and conditions of such plans. The Employee shall also be entitled to participate in any other benefits offered by Phoenix Footwear or any of its subsidiaries to their executive level employees who hold similar positions with Phoenix Footwear or any of its subsidiaries as does Employee with Company. In addition, after termination of Employee's employment, the Company shall pay Employee in an amount equal to COBRA premiums through December 31, 2007.

      2.4 INCENTIVE STOCK OPTIONS. Concurrently with the execution and delivery of this Agreement by the parties hereto, the Employee shall receive from Phoenix Footwear an option award under Phoenix Footwear's 2001 Long-Term Incentive Plan to purchase up to 10,000 shares of Phoenix Footwear's common stock at the closing sales price on the date of this Agreement. The terms and conditions of the option award are set forth in and evidenced by a separate Stock Option Agreement attached hereto as EXHIBIT A.

      2.5 VACATION. During the Employment Term, Employee will be entitled to three weeks vacation annually. Vacation may not be carried over from one calendar year to the next and shall be forfeited if not used in any calendar year.

                                   ARTICLE 3
                                  TERMINATION

      3.1 TERMINATION. The Employee's employment hereunder by the Company shall terminate upon the first occurrence of any of the following events:

            (a) Termination for Cause. By the Company on written notice to the Employee at any time for "CAUSE," which shall mean any of the following: (i) any failure by the Employee to perform his duties or obligations under this Agreement; provided, however that Company shall give Employee written notice any such alleged failure and Employee shall have ten (10) days following his receipt of such written notice to comply (or if compliance reasonably requires a longer period, to commence good faith efforts to comply, and continue to prosecute same and continue with such efforts until completion); (ii) any failure by the Employee to follow the lawful written instructions of Richard E. White, Chief Executive Officer of the Company, the Board or the Chief Executive Officer of Phoenix Footwear, (A) such instructions was within the scope of Employee's duties, and (B) Employee has not complied (or if compliance reasonably requires a longer period, has commenced good faith efforts to comply, and continue to prosecute same and continued with such efforts until completion) with such instructions within ten (10) days of written notice of such failure; (iii) conviction of any felony or a crime involving moral turpitude, embezzlement, or misappropriation of assets; (iv) the habitual use of drugs or intoxicants to an extent that it impairs Employee's ability to properly perform his duties; and
(v) any breach of the Non-Competition Agreement.

            (b) Death of Employee. Immediately upon the death of Employee.

            (c) Disability of Employee. By the Company on written notice to the Employee if Employee becomes "DISABLED" which means the inability of Employee to perform his regular duties for the Company for a total of one hundred twenty
(120) days in any three hundred sixty (360) day period, as reasonably determined by the Chief Executive Officer of Phoenix Footwear in accordance with the foregoing. For purposes of this Agreement, Employee shall first be deemed disabled on the date that is the one hundred twentieth (120th) day of the disability in such three hundred sixty (360) day period.

            The Company shall not have the right to terminate Employee prior to the Expiration Date except as provided in this Section 3.1.

            Any termination pursuant to a written notice as permitted in this
Section 3.1 shall take place and be effective as of the delivery of the written notice in accordance with the terms of this Agreement. The date on which such termination is effective is referred to as the "TERMINATION DATE."

      3.2 PAYMENTS UPON TERMINATION. In the event that the Employment Term shall be terminated for any reason, Employee shall be entitled to receive, upon the Termination Date: (a) any cash compensation payable pursuant to Section 2.1 hereof which shall have accrued as of the Termination Date; (b) any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to Section 2.2 hereof, (c) any rights Employee shall have accrued as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to Section 2.3 hereof, and (d) the right to receive the cash equivalent of vacation days accrued as of the Termination Date pursuant to
Section 2.5 hereof. The payments provided for in this Section 3.2 shall be the only payments that the Employee is entitled to from the Company in the event of his termination in accordance with the terms of Section 3.1 and shall be considered liquidated damages; provided, however, that the foregoing liquidated damages provision shall not apply if such termination is a material breach of this Agreement.

                                   ARTICLE 4
                             RESTRICTIVE COVENANTS

      4.1 CONFIDENTIAL INFORMATION.

            (a) The Employee acknowledges and agrees that:

                  (i) he has and will acquire confidential and proprietary information belonging to the Company, Phoenix Footwear and their direct and indirect subsidiaries (the "PHOENIX GROUP"), including, but not limited to, the financial condition, customer lists, marketing strategy, employee names, compensation amounts and formulas, sales amounts, research and development activities, products, methods of manufacture, trade secrets, processes, business or affairs or other confidential or proprietary information concerning the businesses engaged in by the Phoenix Group (the "PHOENIX GROUP BUSINESS") and any other information concerning the Phoenix Group Business that is not generally available to the public (other than as a result of disclosure directly or indirectly by Employee in violation of this Section) (collectively, the "CONFIDENTIAL INFORMATION"). The Employee agrees that the failure of any Confidential Information to be marked or otherwise labeled as confidential or proprietary information shall not affect its status as Confidential Information.

                  (ii) The Confidential Information is confidential and proprietary, and the development and protection of the Confidential Information represents a substantial investment having a great economic and commercial value to the Company and Phoenix Footwear.

                  (iii) Phoenix Footwear and the Company would be irreparably damaged if any of the Confidential Information was disclosed to, or used or exploited on behalf of, any person other than the Company or any other member of the Phoenix Group.

                  (iv) Employee covenants and agrees that he shall not, at any time, directly or indirectly, use, exploit, or disclose to any person or entity, without the prior written consent of the Chief Executive Officer of Phoenix Footwear, any Confidential Information, except (A) as compelled by any court decree, subpoena or legal or administrative order or process; and (B) as is required by law so long as no other means are readily available. Employee further covenants and agrees that he shall deliver promptly to the Phoenix Footwear or destroy, at the request and option of Phoenix Footwear, all tangible embodiments (and all copies) of the Confidential Information which are in his possession.

            (c) In the event that Employee intends to disclose any Confidential Information as permitted by virtue of Sections 4.1(a)(iv) above, he will first notify the Company and the Chief Executive Officer of Phoenix Footwear in advance of the request or requirement so that Phoenix Footwear and/or the Company may seek an appropriate protective order at its expense.

      Section 4.2 NON-SOLICITATION. During the Employment Term and for a period continuing the last day of the first twenty four (24) months after the Termination Date, Employee shall not, without consent of the Chief Executive Officer of Phoenix Footwear, either in his individual capacity or as an agent for or on behalf of another: (a) hire or offer to hire (as an employee, independent contractor or otherwise) any of the directors, officers, employees or independent sales staff of the Company or any other member of the Phoenix Group; (b) entice away or in any other manner persuade or attempt to persuade any of the directors, officers, employees or independent sales staff of the Company or any other member of the Phoenix Group, to discontinue their relationship with the Company or any other member of the Phoenix Group; (c) contract, solicit, divert, or attempt to divert from the Company or any other Member of the Phoenix Group, any business whatsoever by influencing or attempting to influence any customer of the Company or any other member of the Phoenix Group, with whom the Company or any other member of the Phoenix Group has engaged in sales discussions; or (d) contract, solicit, divert, or attempt to divert from the Company or any other member of the Phoenix Group any supplier, vendor, manufacturer, licensor or distributor.

      Section 4.3 NON-DISPARAGEMENT. Employee shall not at any time engage in any action or make any public or private comments (a) that disparages, disrupts or impairs the normal operations of the Company or any member of the Phoenix Group or harms the reputation of or relationship between the directors, officers or employees of customers, prospective customers, suppliers, vendors, manufacturers, distributors, lenders or the public and the Company or any other member of the Phoenix Group, or (b) that interferes with the existing contractual relationships of the Company or any other member of the Phoenix Group.

      Section 4.4 NOTICE TO FUTURE EMPLOYERS. Employee agrees to, and agrees that the Company or Phoenix Footwear or any of their respective officers, directors, employees, agents and representatives may inform any person or entity for whom Employee performs services (or proposes to perform services) of the Employee's restrictions and undertakings hereunder.

      Section 4.5 SPECIFIC PERFORMANCE; REMEDIES.

            (a) Employee acknowledges and agrees that the Company will suffer irreparable harm in the event that Employee breaches any of his obligations under this Article 4, and that monetary damages shall be inadequate to compensate the Company for any such breach. Employee agrees that in the event of any breach or threatened breach by Employee of any covenant, obligation or other provision contained in this Agreement, the Company may seek any or all of the following rights and remedies (in addition to any other remedy that may be available), which shall be severally enforceable:

                  (i) A decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision;

                  (ii) A temporary restraining order, preliminary injunction and an injunction restraining such breach or threatened breach or by Employee or any or all of Employee's agents, representatives or other persons directly or indirectly acting for, on behalf of, or with Employee, in all cases without the necessity of posting bond; and/or; and/or

                  (iii) An accounting for and repayment to Phoenix Footwear and the Company of all damages caused by Employee's breach of this Agreement.

      EMPLOYEE HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF ARTICLE 4 HEREOF AND, HAVING DONE SO, HEREBY AGREES THAT THE RESTRICTIVE COVENANTS SET FORTH THEREIN ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY AND PHOENIX FOOTWEAR.

                                   ARTICLE 5
                                 MISCELLANEOUS

      5.1 MISCELLANEOUS.

            5.1 Notices. All notices required or permitted hereunder shall be in writing and shall be delivered in person or sent by certified or registered mail, return receipt requested, postage prepaid to each party at the address first written above or at such other address as provided in writing.

            5.2 Amendments. This Agreement may not be changed or modified in whole or in part except by a writing signed by the parties hereto and consented to in writing by the Chief Executive Officer of Phoenix Footwear.

            5.3 Successors and Assigns. This Agreement will not be assignable by either the Employee or the Company, except that the rights and obligations of the Company under this Agreement may be assigned to an entity which succeeds to the Company's Business. Phoenix Footwear is made an express third party beneficiary of this Agreement and may bring an action in its name to enforce the terms hereof.

            5.4 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            5.5 Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

            5.6 Severability. If any provision of this Agreement is declared invalid by any tribunal, then such provision shall be deemed automatically modified to conform to the requirements for validity as declared at such time, and as so modified, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so modified, the provision shall be deemed deleted from this Agreement as though the provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

            5.7 Counterparts. This Agreement may be executed in counterparts which when taken together will constitute one instrument. Any copy of this Agreement with the original signatures of all parties appended will constitute an original.

            5.8 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

            5.9 Entire Agreement. This Agreement, the Non-Competition Agreement, and the Stock Option Agreement constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof. The parties agree that this Agreement shall not be interpreted against either party solely because this Agreement was drafted by counsel to Buyer. The Employee agrees that the obligations under the above mentioned agreements are independent of one another and that Buyer's rights against Employee under each agreement shall be cumulative together with those available at law and Buyer may pursue any and all remedies available to it without limitation.

                            [SIGNATURE PAGE FOLLOWS]

                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    CHAMBERS DELAWARE ACQUISITION COMPANY

                                    By: /s/ James Riedman
                                        --------------------------------
                                    Name: James Riedman
                                    Title: Chairman

                                    /s/ David Matheson
                                    ------------------------------
                                    David Matheson

                       EXHIBIT A TO EMPLOYMENT AGREEMENT

                             STOCK OPTION AGREEMENT
                        (2001 LONG-TERM INCENTIVE PLAN)
                      (EMPLOYEE - INCENTIVE STOCK OPTION)

      This STOCK OPTION AGREEMENT (the "OPTION AGREEMENT"), is entered into as of this ___ day of _____, 2005 between PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation (the "COMPANY") and the natural person signatory hereto (the "OPTIONEE").

                              W I T N E S S E T H:

      I. This Agreement is being entered into by the Company and the Optionee to evidence and set forth the terms and conditions of options to purchase shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK") which have been awarded to the Optionee under the Company's 2001 Long Term Incentive Plan (the "PLAN"), the identifying provisions of which are as follows:

      C.    Optionee: ________________________________________

      B.    Grant Date: _______________________________________

      C.    Number of Option Shares: ___________________________

      D. Vesting: (i) one-third (1/3) of Option Shares on the first anniversary of the date of this Agreement; (ii) one-third (1/3) of Option Shares on the second anniversary of the date of this Agreement; and (iii) one-third (1/3) of Option Shares on [INSERT THE DATE THAT IS SIX MONTHS FOLLOWING THE END OF THE SECOND CONTINGENT EARN-OUT PERIOD]

      E.    Exercise Price (Per Share): ___________________________

      II. All capitalized terms used herein and not otherwise defined shall have the meanings given thereto in the Plan;

                              P R O V I S I O N S:

      NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. GRANT OF OPTION/CONSIDERATION. Subject to the terms and conditions herein, the Company hereby grants to the Optionee the right and option to purchase (the "OPTION") from the Company the Number of Shares Optioned (the "OPTION SHARES") at the Exercise Price per share

(the "EXERCISE PRICE"). The number of shares of Common Stock purchasable hereunder and the Exercise Price are subject to adjustment upon the occurrence of certain events to the extent and in the manner provided in Section 4(c) of the Plan. In consideration of, and in acceptance of, this Stock Option, the Optionee agrees to continue his employment with or service to the Company for not less than six (6) months from Grant Date.

      2. VESTING. The Option shall vest and become exercisable as to the number of Option Shares and on the dates specified in I.D. above, provided the Optionee is an employee on date of vesting. It is understood that the right to purchase Option Shares shall be cumulative so that the Optionee may purchase on or after any such anniversary and during the remainder of the Option Period (defined below) those quantities of Option Shares which the Optionee was entitled to purchase but did not purchase during any preceding period or periods.

      3. TIME OF EXERCISE. Except as limited in Section 4, the Optionee may exercise the vested portion of the Option at any time during the ten (10) year period beginning on the Grant Date ("OPTION PERIOD"). Notwithstanding anything to the contrary contained herein, the Option shall terminate and be of no further force or effect upon the expiration of the Option Period. To the extent that the Shares with respect to which the Option first becomes exercisable during any calendar year, together with any Shares subject to any other incentive stock options that first become exercisable in such calendar year, would have an aggregate value (determined as of the date of grant of such options) in excess of $100,000, the portion of the Option and options represented by such excess will not be treated as incentive stock options, but rather non-qualified options.

      4. TERMINATION AND ACCELERATION OF OPTION.

            (a) In the event that the Optionee ceases to be an employee of the either the Company or one of its subsidiaries for any reason, then the portion of the Option which is unvested as of the date of such termination shall terminate and be of no further force or effect and, except as specified in
Section 4(c), the portion of the Option which is vested as of the date of such termination shall terminate ninety (90) days thereafter and be of no further force or effect. For purposes of this Agreement, Optionee shall not be deemed to have ceased to be an employee of the Company so long as he continues to be an employee, or serve as an officer, of the Company or one or more of its subsidiaries.

            (b) Notwithstanding anything else herein to the contrary, the Option shall automatically vest and become immediately exercisable upon the occurrence of a Change of Control as provided in Section 7(h) of the Plan prior to the expiration or termination of this Option. Such acceleration shall be effective as of the date of that the Change of Control occurs and each Option so accelerated may be exercised by the Optionee during the twelve (12) month period beginning on such date, provided, however, that the Option may not be exercised after the end of the Option Period.

            (c) In the event that the Optionee ceases to be an employee of the Company during the Option Period by reason of death or total and permanent disability, then the unvested portion of the Option shall terminate and be of no further force or effect and the vested portion of the Option may be exercised by the person or persons entitled thereto under the Optionee's will or the laws for descent and distribution during the twelve (12) month period beginning on such date, provided, however, that the Option may not be exercised after the end of the Option Period.

      5. METHOD OF EXERCISE. The Option may be exercised only by the Optionee by giving written notice to the Secretary of the Company setting forth the number of Option Shares with respect to which the Option is to be exercised, which notice shall be accompanied by payment of the full amount of the aggregate Exercise Price due for the Options Shares being purchased and appropriate withholding taxes. Such notice shall specify the address to which the certificate or certificates for such shares are to be mailed. If permitted by the Committee, payment may also be made by means of tendering Common Stock, another Award, including Restricted Stock valued at Fair Market Value on the date of exercise or any combination thereof. As promptly as practicable following the receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of Option Shares with respect to which such Option has been exercised.

      6. TRANSFER AND ASSIGNMENT. Except as provided in Section 12 of the Plan, no right or benefit under the Plan shall be subject to anticipation, alienation, transfer, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, direct or indirect, by operation of law or otherwise, including, without limitation, a change in beneficial interest of any trust and a change in ownership of a corporation or partnership, but not including a change of legal and beneficial title of a right or benefit resulting from the death of any Optionee or the spouse of any Optionee (any such proscribed transaction hereinafter a "DISPOSITION") and any attempted Disposition will be null and void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of any Optionee or other person entitled to such benefits.

      7. NO STOCKHOLDER RIGHTS. The Optionee shall have no rights as a stockholder of the Company with respect to the Option Shares unless and until certificates evidencing such Option Shares shall have been issued by the Company to the Optionee. Until such time, the Optionee shall not be entitled to dividends or distributions in respect of any Option Shares or to vote such Option Shares on any matter submitted to the shareholders of the Company. In addition, except as to such adjustments that from time to time be made by the Company or the Committee in accordance with Section 4(c) of the Plan, no adjustment shall be made or required to be made in respect of dividends (ordinary or extraordinary, whether in cash, securities or any other property) or distributions paid or made by the Company or any other rights granted in respect of any Option Shares for which the record date for such payment, distribution or grant is prior to the date upon which certificates evidencing such Option Shares shall have been issued by the Company.

      8. WITHHOLDING TAXES. The Company may make such provisions as it may deem appropriate for the withholding of any taxes that it determines is required in connection with the Option granted pursuant hereto.

      9. SECURITIES LAWS. The Option is granted on the condition that the purchase of shares of Common Stock hereunder shall be for the account of the Optionee (or other individual or individuals exercising the Option) for investment purposes and not with a view to the resale or distribution thereof, except that such condition shall be inoperative if the offering and sale of shares subject to the Option is registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such shares may be resold without registration. At the time of any exercise of the Option, the Optionee will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's familiarity with restrictions on the resale of the shares under applicable securities laws.

      10. NOTICE. Unless otherwise provided herein, any notice or other communication hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise by the Optionee of the Option granted pursuant hereto shall be directed to the Company, Attention: Secretary, at the Company's current address. Any notice given by the Company to the Optionee directed to him at his address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise or notify the Optionee of the existence, maturity or termination of any rights hereunder and the Optionee shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of the Optionee's rights or privileges hereunder.

      11. MEANING OF OPTIONEE. Whenever the term "OPTIONEE" is used hereunder under circumstances applicable to any other person or persons to whom this Award may be assigned in accordance with the provisions of Paragraph 6, the term "Optionee" shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

      12 INCENTIVE STOCK OPTION. The Option is intended to be an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The Company makes no representation as to the tax treatment to the Optionee upon receipt or exercise of the Option or the sale or other disposition of the Shares covered by the Option.

      13. PLAN CONTROLS. This Agreement is subject to the Plan, a copy of which has been furnished to the Optionee and for which the Optionee acknowledges receipt. The terms and provisions of the Plan (including any subsequent amendments thereto) are incorporated by referenced herein. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

      14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      15. SUBMISSION TO JURISDICTION. Each of the parties submits to the jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

                            [SIGNATURE PAGE FOLLOWS]

                    SIGNATURE PAGE TO STOCK OPTION AGREEMENT

      IN WITNESS WHEREOF, this Agreement has been executed as of the Grant Date.

                                    PHOENIX FOOTWEAR GROUP, INC.

                                    By: ______________________________________
                                    Name: Richard White
                                    Title: Chief Executive Officer and President

                                    OPTIONEE:

                                    ______________________________________
                                    SIGNATURE

                                    ______________________________________
                                    STREET ADDRESS

                                    ______________________________________
                                    CITY, STATE, ZIP CODE